CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-266475, 333-266474 and 333-233776) and Form S-8 (Nos. 333-262503, 333-266139, 333-257416, 333-256374, 333-255416, 333-235832, 333-227947, 333-226532, 333-225625, 333-220890, 333-219828, 333-208346, and 333-205609) of PayPal Holdings, Inc. of our report dated February 9, 2023 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
February 9, 2023